REGISTRATION RIGHTS AGREEMENT

     This REGISTRATION RIGHTS AGREEMENT (the "Agreement") dated as of December 30,1996 is entered into by and among NETTER DIGITAL ENTERTAINMENT, INC., a Delaware corporation ("NDEI"), and each of the individuals whose name appears on the signature page of this Agreement (collectively, the "Shareholders").

                                 RECITALS

     A.	  NDEI, NETTER ACQUISITION, INC., a wholly-owned subsidiary of NDEI
("Merger Subsidiary"), and VIDESSENCE, INC. ("Videssence") have entered into an Agreement and Plan of Merger and Reorganization, dated as of April 26, 1996 (the "Merger Agreement"), pursuant to which Merger Subsidiary will be merged with and into Videssence (the "Merger") upon the terms and subject to the conditions set forth in the Merger Agreement;

     B.	  At the effective time of the Merger, pursuant to Section 3.4.2 of the
Merger Agreement, all of the outstanding shares of common stock, no par value per share, of Videssence, shall be converted into 522,222 shares (the "Initial Shares') of common stock, par value $0.01 per share, of NDEI (the "Common Stock"). The Shareholders shall have the right to earn up to an additional 788,000 shares of Common Stock of NDEI upon Videssence achieving certain performance criteria (the "Additional Shares" and, together with the Initial Shares, collectively, the "Merger Shares"). For purposes of this Agreement, the term "Registrable Stock" shall mean: (i) the Merger Shares; (ii) any Co Stock issued as (or issuable upon the conversion or exercise of any warrant, right, option or other convertible security which is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the Merger Shares and (iii) any Common Stock issued by way of a stock split of the Common Stock refeffed to in clauses (i) or (ii) above. For purposes of this Agreement, any Registrable Stock shall cease to be Registrable Stock when
(x) a registration statement covering such Registrable Stock has been declared effective and such Registrable Stock has been disposed of pursuant to such effective registration statement or (y) such Registrable Stock is sold or distributed pursuant to Rule 144 (or any similar or successor provision (but not Rule 144A)) under the Securities Act (as defined below).

     C.	  The liquidity of the Registrable Stock, and hence its registration pursuant to this Agreement, is a material part of the consideration being paid to the Shareholders of Videssence under the Merger Agreement;

     D.	  As set forth in Section 8.8 of the Merger Agreement, the obligations of Videssence to effect the Merger are subject among other things, to the execution, delivery, and performance of this Agreement;

     NOW, THEREFORE, in consideration of the respective covenants and obligations of the parties set forth herein and in the Merger Agreement and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.	  Demand Registration Rights.

     1.1	 Request for Registration.  If NDEI shall receive at any time after
October 1, 1996, a written request from the holders of a majority of the
Registrable Stock (the "Initiating Shareholders") then outstanding that NDEI file a registration statement ("Registration Statement") under the Securities
Act of 1933, as amended, and the rules and regulations promulgated thereunder
(collectively, the 'Securities Act") covering the registration of at least fifty percent (50%) of the Registrable Stock then outstanding, then NDEI shall,

          1.1.1 within thirty (30) days of the receipt thereof, give written notice of such request to all Shareholders,

          1.1.2 effect as soon as practicable, and in any event within ninety
     (90) days of the receipt of such request, the registration under the Securities Act of all Registrable Stock which the Shareholders request to be registered, subject to the limitations of subsection 1.3.

          1.1.3 use its best efforts to cause the Registration Statement to be declared effective as soon as possible after filing. If the Securities and Exchange Commission ("SEC") has notified NDEI that it Will respond favorably to any request for acceleration of the Registration Statement, then, NDEI will provide notice of such fact to the holders participating in the registration, and as soon as practicable file a request with the SEC for acceleration of the Registration Statement. Except as set forth below, NDEI will use its best efforts to cause the Registration Statement to remain effective under the Securities Act, and will prepare and file with the SEC any amendments or post-effective amendments as may be necessary to keep the Registration Statement effective under the Securities Act. NDEI will promptly notify the Shareholders in writing of the date on which the Registration Statement is declared effective.

     Notwithstanding the foregoing, NDEI shall not be required to keep the Registration Statement effective for purposes of the sale of Registrable Stock thereunder at any time after the earlier of the date: (i) on which all shares of Registrable Stock have been sold or are no longer outstanding, or (ii) 60 days (exclusive of any period during which use of the Registration Statement is suspended or prohibited by NDEI or applicable law) after the date the Registration Statement is first declared effective (the "Effectiveness Period").

     1.2 Each Shareholder who receives a written notice from the Company (the "Company Notice") pursuant to Section 1. 1. I shall provide a written request to the Company to participate in such registration within thirty (30) days of receipt of the Company Notice. Shareholders who fail to provide such written request within the designated time period shall not be permitted to participate in such registration.

     1.3	 Deferral/Suspension.  Notwithstanding the foregoing, if NDEI shall furnish to Shareholders requesting a registration statement pursuant to
Section 1, a copy of a resolution of NDEI's Board of Directors certified by the
Chairman of such Board reflecting the Board's determination that it would be materially detrimental to NDEI and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement or if already effective, it is essential to suspend the registration statement, NDEI shall have the right to defer taking action with respect to such filing or suspend the registration statement, as the case may be, for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Shareholders or after suspension of the registration statement, as the case may be; provided, however, that NDEI may not utilize this right more than once in any twelve-month period.  In the event that NDEI exercises its right under this Section 1.3 after the registration statement in question has been declared effective and less than all of the
Registrable Stock included in such registration statement is sold within the
60-day period included in Section 1.1, then the Shareholders shall be entitled to an additional registration pursuant to Section 1.

     1.4	 Exceptions to Obligation.  In addition, NDEI shall not be obligated to effect, or to take any action to effect, any registration pursuant to
Section 1:

          1.4.1	after NDEI has effected two registrations (subject to
     Section 1.3) pursuant to Section 1 and such registrations have been declared or ordered effective and such effectiveness is maintained by NDEI as required by Section 1.1.3; or

          1.4.2	during any twelve (12) month period following the initial
     effective date of a registration statement filed pursuant to this
     Section 1.

     1.5	 Continigent Obligations.  If NDEI is required by this Section I to effect the registration of Registrable Stock, then NDEI, in addition,

          1.5.1 furnish to each Shareholder such number of copies of the required registration statement, the prospectus, if any, which is a part of the registration statement (the "Prospectus") and any amendments and supplements thereto and any exhibits to, or documents incorporated by reference in, the registration statement as each such Shareholder shall reasonably request;

          1.5.2	register or qualify or cooperate with the Shareholders in
     connection with the notification, coordination, registration or qualification of (or obtain exemption from the registration or qualification of) the Registrable Stock under the securities or blue sky laws of such other jurisdictions in the United States as the Shareholders reasonably shall request and do any and all other acts and things which may be reasonably necessary to enable the Shareholders to consummate the disposition of the Registrable Stock'by them under the Registration Statement in such jurisdictions; provided, however that in no event shall NDEI be required to qualify to do business as a foreign corporation in any jurisdiction where it is not so quafified, to subject itself to taxation in any jurisdiction where it has not theretofore done so or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

          1.5.3	cause all of the shares of Registrable Stock covered by the
     registration statement to be listed on each securities exchange, if any, on which similar securities issued by NDEI are then listed;

          1.5.4	upon request from any Shareholder, deliver promptly to such
     Shareholder copies of all correspondence between the SEC and NDEI, its counsel or auditors; and

          1.5.5	cooperate with the Shareholders to Facilitate the timely
     preparation and delivery of certificates representing Registrable Stock sold under the registration statement, which certificates shall not have any restrictive legends.

     1.6	 Notification.  During the Effectiveness Period, NDEI shall notify the
Shareholders promptly, and (if requested by any Shareholder) confirm such notice in writing,

          1.6.1	of any request by the SEC for amendments or supplements to the
     Registration Statement or the Prospectus or for additional information relating thereto,

         	1.6.2	of the issuance by the SEC of any stop order suspending the
    	effectiveness	of the Registration Statement or the initiation of any
     proceedings for	that purpose,

         	1.6.3	of the receipt by NDEI of any notification with respect to the
    	suspension of	the registration, qualification or exemption from
     registration or	qualification	of any of the shares of Registrable Stock
     covered by the Registration Statement for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and

          1.6.4	of the happening of any event which makes any statement made in such Registration Statement or in the Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus so that such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     1.7	 Supplements and Post-Effective Amendments.  During the Effectiveness
     Period, upon the occurrence of any event contemplated by Sections 1.5.1 or 1.5.4 above, NDEI will promptly prepare and file a supplement or post-effective amendment to the Registration Statement or a supplement to the Prospectus or any document incorporated therein by reference or file any other document (i) required by the SEC to entitle such supplement or amendment to be declared effective and (ii) necessary so that, as thereafter delivered to the purchasers of the Registrable Stock being sold thereunder, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated
     therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

2.	  Additional Rights.

     2.1	 Piggyback Registration Rights.  If at any time after
December 31, 1996, NDEI shall determine to register any of its securities, for its own account or the account of any of its shareholders (other than a registration relating to employee stock option or purchase plans, or a registration on SEC Form S4 relating to an SEC Rule 145 transaction, NDEI will:
(i) promptly give to each Shareholder written notice thereof, and (H) include in such registration (and any related qualification under state securities or Blue Sky laws or other compliances, and in any underwriting involved therein, all the Registrable Stock specified in a written request or requests, made within fifteen (15) days after receipt of such written notice from NDEI, by any Shareholder or Shareholders.

     2.2	 Underwriting.  If the registration of which NDEI gives notice pursuant to Section 2.1 is for a registered public offering involving an underwriting, NDEI shall so advise the Shareholders as a part of the written notice. In such event, the right of any Shareholder to registration pursuant to Section 2 shall be conditioned upon such Shareholder's participation in such underwriting and the inclusion of such Shareholder's Registrable Stock in the underwriting to the extent provided herein and the payment by the Shareholder of a pro rata portion of the fees incurred in connection with the registration.

     All Shareholders proposing to distribute their securities through such underwriting shall (together with NDEI and the other Shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by NDEI. Notwithstanding any other provision of this
Section 2, the underwriter may limit the number of shares of Registrable

Stock to be included in the registration and underwriting, or may exclude Registrable Stock entirely from such registration and underwriting. NDEI shall so advise all Shareholders of Registrable Stock which would otherwise be registered and underwritten pursuant hereto, and the number of shares of Registrable Stock that may be included in the registration and underwriting shall be allocated among Shareholders requesting registration in proportion, as nearly as practicable, to the amount of Registrable Stock held by each of such Shareholders as of the date of the notice pursuant to Section 2.1. If any Shareholder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to NDEI and the underwriter. Any Registrable Stock excluded or withdrawn from such underwriting shall be withdrawn from such registration.

     2.3	 Rule 144 Reporting.  With a view to making available to Shareholders the benefits of certain rules and regulations of the SEC which may permit the sale of the shares of Registrable Stock to the public without registration,
NDEI agrees that, at all times after April 26, 1998, it will make its best efforts to: (i) keep available adequate current public information available, as those terms are understood and defined in SEC Rule 144; (ii) to file with the SEC in a timely manner all reports and other documents required of NDEI under the Securities Act and the Securities Exchange Act of 1934, as amended
(the "Exchange Act"); and (iii) so long as a Shareholder owns any Registrable
Stock,to furnish to such Shareholder forthwith upon request a written statement by NDEI as to its compliance with the reporting requirements of said Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of NDEI and such other reports and documents so filed by NDEI as the Shareholder may reasonably request in complying with any rule or regulation of the SEC allowing the Shareholder to sell any such securities without registration.

3. Obligations of Shareholders. Following the filing of the Registration Statement and during any period that the Registration Statement is effective, each Shareholder shall:

     3.1	 not effect any stabilization transactions or engage in any
stabilization activity in connection with NDEI's common shares in contravention of Rule lOb-7 under the Exchange Act;

     3.2	 cooperate with NDEI as NDEI fulfills its obligations under
Section 1.6 hereof,

     3.3	 furnish such information concerning the Shareholder as is necessary for NDEI to prepare a registration statement under the Securities Act or to comply with the reporting requirements of the Exchange Act;

     3.4	 not sell under the Registration Statement during any period after
NDEI has provided notice to the Shareholder pursuant to Section 1.5.4 above and until NDEI provides to the Shareholder notice that the Registration Statement no longer fails to state a material fact required to be stated therein, misstates a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made not misleading (in such event, the delay caused shall be aggregated with any periods in which the Registration Statement is not effective for purposes of Section 1.3 of this Agreement); and

     3.5	 not sell Registrable Stock during any period beginning seven (7) days before the anticipated effective date of any registration statement (other than a registration statement relating to employee stock option or purchase plans, or a registration statement on Form S-3 or S-4 or any successor forms)
registering the sale of equity securities for NDEI's account (as NDEI advises)
and ending ninety (90) days thereafter without NDEI's consent (provided that this restriction shall not apply with respect to more than one such registration statement during any calendar year).

4.	  Expenses.

     4.1	 Demand Rights.  Except as set forth in Section 4.1.1, 4.1.2 and
4.1.3, NDEI shall pay all expenses in connection with a registration pursuant to Section 1. 1:

          4.1.1 each Shareholder and NDEI shall be responsible for the payment of its pro rata portion of all underwriting discounts and commissions and fees paid to brokers in connection with the sale of any of the Registrable Stock pursuant to Section 1.1.

          4.1.2	the Shareholders shall be responsible for the payment of fees and disbursements of counsel to the Shareholders in connection with the preparation of such registration statement and the prospectus, if any.

     4.2	 Piggy-back Rights.  In connection with any registration statement filed in connection with a registration subject to Section 2.1, each Shareholder shall pay its pro rata portion of the fees and disbursements of counsel to the Shareholders in connection with the preparation of such registration statement and the prospectus, if any, underwriting discounts, if any, and fees paid to brokers in connection with the sale of any of the Registrable Stock pursuant to Section 2.1.

     For purposes of this Section 4, a
Shareholder's pro rata share shall be based on the number of shares of the Shareholder included in the offering compared to the total number of shares included in the offering.

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5.	  Indemnification.

     5.1	 Indemnify by NDEI.  NDEI shall

          5.1.1 indemnify and hold harmless each Shareholder and its directors and officers, if any, each person who participates in the offering of such Registrable Stock, including underwriters (as defined in the Securities
     Act) and each person, if any, who controls such Shareholder or participating person (as defined in the Securities Act) (collectively the "Shareholder Indemnitees") against any losses, claims, damages or liabilities, joint or several ("Losses"), as incurred, to which each such Shareholder Indemnitees may become subject, under the Securities Act or otherwise, insofar as such Losses (or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement or Prospectus, as amended or supplemented if NDEI has furnished any supplements or amendments thereto, or any other document filed or delivered in connection therewith under a state securities or blue sky law (collectively, "Registration Documents") or insofar as any Losses (or proceedings in respect thereof) arise out of or are based upon the omission or alleged omission to state in any Registration Document a material fact required to be stated therein or necessary to make the statements made therein (in the case of a prospectus, in the light of the circumstances under which they were made), not misleading, or (ii) any violation of any securities law by NDEI, its officers or employees in connection with the Registration Documents, and

          5.1.2	reimburse each Shareholder Indemnitee party for all legal or other expenses as reasonably incurred by it in connection with investigating or defending any Loss, including any amounts paid in settlement of any litigation, commenced or threatened, if such settlement is effected with the prior written consent of NDEI, which shall not be unreasonably withheld or delayed; provided, however that NDEI shall not be liable for any Losses to the extent such Losses arise out of or are based upon any untrue statement or omission made in any Registration Document in reliance upon and in conformity with written information furnished to NDEI by or on behalf of any Shareholder expressly for use in the preparation of the Registration Document; and provided, further that NDEI shall not be liable to a particular Shareholder Indemnitee under the indemnity agreement in this Section 5.1 with respect to the Prospectus, as amended or supplemented, to the extent that the Loss arises from the sale of any shares of Registrable Stock by such Shareholder Indemnitee to the person asserting Loss and to which there was not sent or given, within the time required by the Securities Act, a copy of the Prospectus as then amended or supplemented, if NDEI has previously and timely furnished copies thereof to such indemnified party and such Prospectus as then amended or supplemented has coffected the misstatement or omission at issue.

     5.2	 Indemnity by Shareholders.  Each Shareholder joining in a
registration shall, severally	and not jointly,

          5.2.1 indemnify and hold harmless NDEI, any officer, director, employee or agent of NDEI, and each other person, if any, who controls NDEI within the meaning of Section 15 of the Securities Act (collectively, the NDEI Indemnitees) against any Losses to which each such indemnified party may become subject under the Securities Act or otherwise, insofar as such Losses (or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Document, or arise out of or are based upon the omission or alleged omission to state in any Registration Document a material fact required to be stated therein or necessary to make the statements made therein (in the case of a prospectus, in the light of the circumstances under which they were made,) not misleading, in each case, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or admission or alleged omission was made in reliance upon and in conformity with written information fumished to NDEI by or on behalf of a Shareholder expressly for use in the preparation of the Registration Statement, or (ii) any violation of any securities law by Shareholder in connection with the sale or transfer of any shares included in the Registration Statement, and

          5.2.2	reimburse each NDEI Indemnitee for all legal or other expenses reasonably incurred by it in connection with investigating or defending any such Losses or action, including any amounts paid in settlement of any litigation, commenced or threatened, if such settlement is effected with the prior written consent of such Shareholder; provided, however, that such reimbursement shall be payable only if, and to the extent that, any Losses arise out of or are based upon an untrue statement or omission made in any Registration Document in reliance upon and in conformity with written information fumished to NDEI by such Shareholder expressly for use in the preparation thereof.

     5.3	 Procedure for Indemnification.  Promptly after receipt by an indemnified party, under Section 4.1 or 4.2, of notice of the commencement of any action, the indemnified party shall notify the indemnifying party in writing of the commencement thereof, if a claim in respect thereof is to be made against an indemnifying party under any of these Sections; but the omission of such notice shall not relieve the indemnifying party from liability which it may have to the indemnified party under this Section 4, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice, and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this
Section 4. In case any action is brought against the indemnified party, it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and to the extent that it chooses, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party that it chooses to assume the defense, the indemnifying party shall not be liable for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however that if the indemnifying party fails to take reasonable steps necessary to defend diligently the claim within twenty
(20) days after receiving notice from the indemnified party that the indemnified party believes the indemnifying party has failed to take such reasonable steps, or

          5.3.1	if the indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there are legal defenses available to the indemnified party which are not available to the indemnifying party, or

          5.3.2	if representation of both parties by the same counsel is
     otherwise inappropriate under applicable standards of professional conduct, then the indemnified party shall have the right to assume or continue its own defense as set forth above at the indemnifying party's expense. In no event shall the indemnifying party be responsible for more than one firm of counsel for all indemnified parties unless it is inappropriate under applicable standards of professional conduct for one firm or counsel to represent all indemnified parties.

     5.4	 Non-Exclusive Indemnity.  Any indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party.

     5.5	 Contribution.  If for any reason the foregoing indemnity is unavailable, or is insufficient to hold harmless an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses

          5.5.1	in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other (determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission), or

          5.5.2	if the allocation provided by Section 5.5.1 above is not
     permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative fault of the indemnifying party and the indemnified party, but also the relative benefits received by the indemnifying party on the one hand (taking into consideration the fact that the provision of the registration rights hereunder served as an inducement to the Shareholders to enter into the Merger Agreement) and the indemnified party on the other, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

6.	  Miscellaneous.

     6.1	 Governing Law.  This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of California without giving effect to the choice of law principles thereof

     6.2  Entire Agreement: Amendment: Waiver.  This Agreement:

          6.2.1	contains the entire agreement among the parties hereto with
     respect to the subject matter hereof,

          6.2.2	supersedes all prior written agreements and negotiations and oral understandings, if any, with respect thereto, and

          6.2.3	may not be amended or supplemented except by an instrument or
     counterparts	thereof in writing signed by NDEI and each of the
     Shareholders.  No waiver of any	term or provision of this Agreement shall
     be effective unless in writing signed by the party to be charged. The waiver by any party of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

     6.3	 Binding Effect.  This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns; provided, however, that no party hereto may assign, delegate or otherwise transfer any of its rights or obligations under this
Agreement without the prior written consent of the other parties hereto, except as provided in Section 6.3. 1.

          6.3.1	Transfer of Registration Rights.  A Shareholder may transfer its rights and obligations under this Agreement so long as NDEI is given written notice by such Shareholder at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights and obligations are being assigned, and such transferee has agreed to be bound by the obligations of the Shareholders set forth in this Agreement.

     6.4	 Invalidity of Provision.  The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement (including such provision), in any other jurisdiction.

     6.5	 Notices.  All notices, requests, consents and other communications to any party hereunder shall be in writing and shall be given either by personal service, certified mail, return receipt requested, overnight courier or telecopy, addressed as follows:

                if to NDEI, to:

                                NETTER DIGITAL ENTERTAINMENT, INC.
                                5200 Lankershim Boulevard, Suite 280
                                North Hollywood, California 91691
                                Attn: Douglas Netter

                with a copy to:

                                Luce, Forward, Hamilton & Scripps LLP
                                600 West Broadway, Suite 2600
                                San Diego, CA 92101
                                Attn: Robert Copeland

    if to the Shareholders, to:

                                Paul Costa
                                189 Airport Boulevard
                                Burlingame, CA 94010

                        and to:

                                Steven Michelson
                                280 Utah Street
                                San Francisco, CA 94103

or to such other address as any party may hereafter specify to the other parties hereto by notice sent in accordance with this Section 6.5. Each such notice, request or other communication shall be effective when delivered at the address specified in this Section 6.5.

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     6.6	 Headings: Execution in Counterparts.  The headings and captions contained herein are for convenience of reference only and shall not control or affect the meaning or construction of any provision hereof This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been executed by or on behalf of each of the parties hereto as of the date first above written.

                   NETTER DIGITAL ENTERTAINMENT INC.

                   By:_____________________________
                      Douglas Netter, President

                   SHAREHOLDERS:


                   ________________________________
                   Paul Costa


                   ________________________________
                   Steve Michelson


                   ________________________________
                   Delwin Francis


                   ________________________________
                   Sam Cercone








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